SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2004

AVAYA INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15951	22-3713430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Mount Airy Road
Basking Ridge, NJ		07920
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Credit Facility

On October 4, 2004, Avaya Inc., a Delaware corporation (“Avaya” or the “Company”), the banks, financial institutions and other institutional lenders parties (the “Lenders”) to the Amended and Restated Five Year Revolving Credit Facility Agreement, dated as of April 30, 2003 (the “Credit Facility”), and Citibank, N.A., as agent for the Lenders, entered into Amendment No. 6 to the Credit Facility (“Amendment No. 6”).

The principal terms of Amendment No. 6 are:

1)                                      The Credit Facility previously permitted Avaya to use up to $500 million in cash and assumed debt for acquisitions after January 30, 2004 provided Avaya complied with certain financial covenants.  Amendment No. 6 provides that Avaya may use up to $1 billion in cash and assumed debt for acquisitions completed after September 30, 2004 provided that Avaya complies with the same financial covenants.  On October 4, 2004, Avaya used approximately $103 million in cash to complete the purchase of all of the issued share capital of Spectel plc.

2)                                      Amendment No. 6 provides that the amount of debt that Avaya may assume in connection with acquisitions in excess of that which would otherwise be permitted under the Debt to EBITDA covenant included in the Credit Facility shall be increased from $200 million to $200 million plus the amount of long-term debt prepaid or purchased by Avaya after March 31, 2004.

3)                                      The Credit Facility previously permitted Avaya to use up to $500 million in cash to prepay or repurchase long-term debt.  As of September 30, 2004, Avaya has used $404 million in cash to repurchase long-term debt.  Amendment No. 6 provides that Avaya may use up to $360 million for all debt prepayments or repurchases after September 30, 2004.

Amendment No. 6 is attached hereto as Exhibit 10.1.  From time to time, certain of the Lenders provide customary commercial and investment banking services to Avaya.

Execution of Acquisition Agreement

On October 5, 2004, Avaya and Avaya German HoldCo GmbH, a wholly owned indirect subsidiary of Avaya (“Avaya HoldCo”), entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with affiliates of Kohlberg Kravis Roberts & Co. and Tenovis Manager Trust GmbH, pursuant to which Avaya HoldCo has agreed to acquire all of the issued share capital of Tenovis Germany GmbH.  Tenovis Germany GmbH is the parent company of Tenovis GmbH & Co. KG, a major European provider of enterprise communications systems and services.

Under the terms of the Share Purchase Agreement, Avaya will pay approximately $370 million in cash and assume approximately $265 million in debt. The closing of the acquisition is subject to customary regulatory approval and closing conditions.

The Share Purchase Agreement is attached hereto as Exhibit 2.1. The press release announcing the execution of the Share Purchase Agreement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

2.1                                 Share Purchase Agreement, dated as of October 5, 2004, by and among Avaya, Avaya HoldCo, affiliates of Kohlberg Kravis Roberts & Co. and Tenovis Manager Trust GmbH.

10.1                           Amendment No. 6 to the Credit Facility, dated as of October 4, 2004, by and among Avaya, the Lenders and Citibank, N.A., as agent for the Lenders.

99.1         Press release of Avaya Inc., dated October 5, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: October 7, 2004	By:	/s/ Garry K. McGuire
Name: Garry K. McGuire
Title: Chief Financial Officer and
Senior Vice President,
Corporate Development

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

2.1	Share Purchase Agreement, dated as of October 5, 2004, by and among Avaya, Avaya HoldCo, affiliates of Kohlberg Kravis Roberts & Co. and Tenovis Manager Trust GmbH.

10.2	Amendment No. 6 to the Credit Facility, dated as of October 4, 2004, by and among Avaya, the Lenders and Citibank, N.A., as agent for the Lenders.

99.1	Press release of Avaya Inc., dated October 5, 2004.